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                                                                    EXHIBIT 12.0

                             APS HOLDING CORPORATION
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

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                                                             Three months ended             Six months ended
                                                                  July 25,                      July 25,
                                                         -------------------------     -------------------------
                                                            1996           1995           1996           1995
                                                         ----------     ----------     ----------     ----------
Earnings before income taxes and interest                 $16,126        $13,762        $25,313        $23,498
Portion of operating rents deemed
   representative of an interest factor                     2,329          1,438          4,668          2,714
                                                       ----------     ----------     ----------     ----------

Earnings before fixed charges                             $18,455        $15,200        $29,981        $26,212
                                                       ----------     ----------     ----------     ----------
                                                       ----------     ----------     ----------     ----------

Interest expense                                           $6,682         $4,018        $13,683         $7,702
Portion of operating rents deemed
   representative of an interest factor                     2,329          1,438          4,668          2,714
                                                       ----------     ----------     ----------     ----------

Fixed charges                                              $9,011         $5,456        $18,351        $10,416
                                                       ----------     ----------     ----------     ----------
                                                       ----------     ----------     ----------     ----------

Earnings to fixed charges                                     2.0            2.8            1.6            2.5
                                                       ----------     ----------     ----------     ----------
                                                       ----------     ----------     ----------     ----------

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